Exhibit 99.1

NEWS

CONTACT: Sara Grootwassink Chief Financial Officer Direct Dial: 301-255-0820 E-Mail: sgrootwassink@writ.com		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400 Fax 301-984-9610 www.writ.com

Newspaper Quote: WRIT

Page 1 of 6	FOR IMMEDIATE RELEASE	October 27, 2004

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
Net Income Per Share – Diluted	$0.26	$0.28	$0.79	$0.85
Funds from Operations (“FFO”) Per Share - Diluted	$0.51	$0.51	$1.52	$1.49

•	Net Income per fully diluted share for the three months ended September 30, 2004 was $0.26, compared to $0.28 for the same period in 2003, a 7.1% decrease. Net Income per fully diluted share was $0.79 and $0.85 for the nine months ended September 30, 2004 and 2003, respectively, a 7.1% decrease. Both period decreases in net income per share were due to dilution from the December 2003 equity offering of 2.2 million common shares as well as increased depreciation and interest expense resulting from 2003 acquisitions.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the three months ended September 30, 2004 was $0.51, representing no change over FFO per fully diluted share of $0.51 for the three months ended September 30, 2003. FFO per fully diluted share for the nine months ended September 30, 2004 was $1.52, representing a 2.0% increase over FFO per fully diluted share of $1.49 for the nine months ended September 30, 2003.

A reconciliation of net income to funds from operations is provided on the attached income statement.

WRIT anticipates closing on the sale of 8230 Boone Boulevard, a four story office building in Vienna, VA, for a price of $10.0 million in mid-November 2004. The estimated gain on disposal is approximately $2.8 million, resulting in a return on investment of 22.4%. Such gain will be recorded when the transaction closes in the fourth quarter.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated, “WRIT continues to pursue its business plan to reduce its exposure to the general office market through an increased focus on the acquisition of medical office buildings in conjunction with its historical practice of acquiring industrial/flex, retail and multi-family properties. On the value added front, construction has begun on the 224 unit multi-family Rosslyn Towers in Rosslyn, VA, and the planned development of 75 units at our South Washington St. property and re-positioning of Foxchase Shopping Center, both in Alexandria, VA, are in progress.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 69 properties consisting of 11 retail centers, 31 office properties, 18 industrial/flex properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 34 consecutive years. WRIT’s FFO per share has increased every year for 31 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2003 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS		2004	2003	2004	2003
Revenue
Real estate rental revenue		$45,528	$41,109	$134,733	$119,551
Other income		59	102	239	342

		45,587	41,211	134,972	119,893

Expenses
Real estate expenses		(13,899)	(12,426)	(40,762)	(35,264)
Interest expense		(8,760)	(7,401)	(25,949)	(22,029)
Depreciation and amortization		(10,515)	(9,101)	(30,508)	(25,419)
General and administrative		(1,616)	(1,296)	(4,572)	(3,692)

		(34,790)	(30,224)	(101,791)	(86,404)

Net Income		10,797	10,987	33,181	33,489

Real estate depreciation and amortization		10,515	9,101	30,508	25,419

Funds from operations(1)		21,312	20,088	63,689	58,908

Accretive:
Tenant improvements (3)		(1,561)	(1,239)	(6,375)	(4,548)
Leasing commissions capitalized		(533)	(1,515)	(1,790)	(3,306)
Non-Accretive:
Recurring capital improvements		(2,274)	(1,277)	(6,059)	(3,661)
Straight line rents, net of reserve		(434)	(503)	(1,519)	(1,294)
Non real estate depreciation & amortization		424	467	1,298	1,396
Amortization of lease intangibles		8	—	(63)	—

Funds Available for Distribution(2)		$16,942	$16,021	$49,181	$47,495

Per Share Data
Net income	(Basic)	$0.26	$0.28	$0.80	$0.85
	(Diluted)	$0.26	$0.28	$0.79	$0.85
Funds from operations	(Basic)	$0.51	$0.51	$1.53	$1.50
	(Diluted)	$0.51	$0.51	$1.52	$1.49
Dividends paid		$0.3925	$0.3725	$1.1575	$1.0975
Weighted average shares outstanding		41,648	39,311	41,619	39,242
Fully diluted weighted average shares outstanding		41,883	39,529	41,849	39,426

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminish predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding non-real estate depreciation and amortization. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
(3)	Tenant improvements for the nine months ended September 30, 2004 include payments to one tenant of $1.1 million in the first quarter of 2004 in connection with the tenant’s March 2003 renewal and expansion of its 48,775 square foot lease to 116,338 square feet for a term of 10 years.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2004	December 31, 2003 (1)
Assets
Land	$214,988	$210,366
Building	890,549	842,501

Total real estate, at cost	$1,105,537	$1,052,867
Accumulated depreciation	(205,182)	(177,640)

Total investment in real estate, net	900,355	875,227
Cash and cash equivalents	3,127	5,486
Rents and other receivables, net of allowance for doubtful accounts of $2,672 and $2,674, respectively	21,505	18,397
Prepaid expenses and other assets	33,215	28,979

Total Assets	$958,202	$928,089

Liabilities
Accounts payable and other liabilities	$21,462	$19,068
Advance rents	5,181	5,322
Tenant security deposits	6,335	6,168
Mortgage notes payable	150,904	142,182
Line of credit payable	30,850	—
Notes payable	375,000	375,000

Total Liabilities	589,732	547,740

Minority interest	1,624	1,601

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized: 41,786 and 41,607 shares issued and outstanding, respectively	418	416
Additional paid-in capital	401,006	396,462
Distributions in excess of net income	(31,444)	(16,272)
Less: Deferred compensation on restricted shares	(3,134)	(1,858)

Total Shareholders’ Equity	366,846	378,748

Total Liabilities and Shareholders’ Equity	$958,202	$928,089

(1)	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Sector	2004	2003	2004	2003
Multifamily	91.4%	91.9%	91.4%	91.9%
Office Buildings	86.8%	87.8%	89.2%	87.8%
Retail Centers	94.6%	95.8%	94.6%	95.8%
Industrial/Flex Centers	92.5%	88.4%	92.8%	88.4%

Overall Portfolio	89.6%	89.8%	90.7%	89.8%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2004 and Q3 2003, core portfolio properties exclude 1776 G Street, Prosperity Medical Center, 8880 Gorman Road and Shady Grove Medical Village II.

2004 Acquisition Summary

	Acquisition Date	Square Feet	Occupied Sq. Ft. at Acquisition	Occupancy Percentage at Acquisition	September 30, 2004 Leased Percentage	Investment
8880 Gorman Road	3/10/04	140,700	140,700	100%	100%	$11,500,000
Shady Grove Medical Village II	8/12/04	66,157	66,157	100%	100%	$18,500,000

Subsequent Event

On October 12, 2004, WRIT acquired 8301 Arlington Boulevard in Fairfax, Virginia for $8 million. 8301 Arlington Boulevard is a five-story medical office building consisting of 49,744 rentable square feet and surface parking with 182 spaces. The property is 90% occupied, primarily by medical office tenants.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 3rd Quarter Earnings on Thursday, October 28, 2004 at 3:00 PM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Passcode:	1232490

The instant replay of the Conference Call will be available until November 11, 2004 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Passcode:	1232490

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.